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                                                                    EXHIBIT 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



Mitch Ashlock, Chief Executive Officer and Chief Financial Officer of First Federal of Olathe Bancorp, Inc. (the "Company") certifies in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB for the quarter ended September 30, 2002 and that to the best of his knowledge:

     (7) the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (8) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



November 13, 2002            /s/ Mitch Ashlock
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Date                         Chief Executive Officer and Chief Financial Officer